UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
NetSol Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

March 28, 2008

Dear Shareholders:

I am pleased to invite you to the NetSol Technologies, Inc. Annual Meeting, scheduled for May 2, 2008 at our corporate headquarters in Calabasas, CA. At this meeting, we will address the Company’s financial performance for Fiscal Year 2007, our continuing goals for Fiscal Year 2008 as well as respond to your questions. Enclosed with this proxy statement is a proxy card, voting instructions and NetSol Technologies, Inc. Fiscal Year 2007 Form 10-KSB for the year ended June 30, 2007.

Fiscal 2007 represented a solid year of integration, execution and growth for NetSol Technologies, Inc. In this period, NetSol moved forward with its plans to organize all of the Company’s global entities under one marquee brand and to present them as a seamlessly integrated company. At the same time, NetSol also streamlined its operations to take advantage of the cost benefits of its offshore development facilities.

Our company is now comprised of three divisions NetSol North America, NetSol Asia-Pacific (APAC) and NetSol Europe, Middle East and Africa (EMEA). These divisions allow for improved sales, marketing and implementation support in the local markets while taking advantage of the cost benefits of our Lahore, Pakistan based development facility. NetSol also continued the diversification of its IT outsourcing market verticals to include finance, e-government, enterprise business, IT security, and defense.

Increasingly, customers are looking beyond India when seeking low cost, high quality, IT offshoring and outsourcing solutions. Consequentially, NetSol is positioning itself to become a premiere player in the new wave of emerging market IT services and outsourcing companies that have spawned from destinations such as Pakistan, the Philippines and Eastern and Central Europe.

Fiscal Year 2007 Highlights and Review

For Fiscal year 2007 our goal was to extend our top line growth trajectory while trying to achieve GAAP profitability on first a quarterly basis. NetSol made great strides towards these goals as we were able to achieve a 57% year-over-year increase in revenues while maintaining our margins of greater than 50%. In addition, NetSol achieved GAAP profitability in the fourth quarter of fiscal 2007 generating $1.3 million in net income. These results were driven by our successful efforts to reduce costs by offshoring development to our Lahore IT facility, growing our software business in addition to further penetrating new verticals such as through our joint venture effort with The Innovation Group (TIG). Due to NetSol’s superior quality programming team, our relationship and business is granting stronger each day with TIG. The earnings from this joint venture has contributed over 9% of our total revenue. We anticipate continued growth in this venture while expressing interest from our US based customers in similar relationships.

On a geographic basis, for fiscal year 2007, Asia-Pacific provided 64% of total revenue versus 60% in fiscal 2006; North America provided 17% of total revenue as the Company established a major new presence in this key geography; and Europe provided 19% of total revenue versus 40% in fiscal 2006. NetSol also expanded its global footprint and breadth of customers and as of June 30, 2007, NetSol had close to 200 customers worldwide, versus less than 140 in the same period in 2006.

Our LeaseSoft software suite remains our leading growth driver particularly in China and the Asia-Pacific region where our product suite has become the de facto standard in vehicle portfolio management. Fiscal 2007 also marked sales and marketing progress with our LeasePak product in North America including new customer penetration within the Fortune 500 universe of companies. By the end of fiscal 2007, our LeaseSoft offering supported customers and equipment finance portfolios in 17 countries as well as 9 currencies.

As a complement to our strong software sales in the APAC region NetSol also increased its attention in the local Pakistan market where demand for IT services is steadily increasing. One of the most important drivers in Pakistan is in e-Government services for public sector departments and ministries. Some of these offerings include motor transport management systems, land record management systems, enterprise content management and healthcare automation. Our first pilot project for land record moved forward and we remain one of the leading candidates for a major win in 2008. Another promising segment of the IT market is computer-based training, and unit management systems, specifically in the defense sector in Pakistan.

In North America, we managed to allocate 15 offshore developers to the business, leading to significant cost benefits to the division. This means that NetSol's offshore resources at fiscal year end represented approximately 50% of the North American division's development efforts. We also expanded NetSol North America’s IT outsourcing offerings by commencing the rollout of our North American IT outsourcing and customized development services for the equipment finance technology market. Our local onshore North American LeasePak services combined with our offshore CMMI level-5 certified development resources to offer concentrated domain expertise and is a major differentiator for NetSol as compared to other offshore development providers. We believe these combined resources and capabilities position us well to further penetrate and succeed in the North American market. To help jump start our efforts, we launched our IT services at a NetSol users' group conference in June 2007, which was attended by all our U.S. clients, providing excellent visibility for our new offerings.

The EMEA division had several important customer wins including a leading French bank which selected LeaseSoft for its end-to-end effort finance solutions, as well as helping Kaupthing Singer and Friedlander go live with credit card facility enhancements. We also expanded our offshore resources team, increasing our development and test capabilities. To ensure that NetSol stays at the forefront of the captive finance market, we delivered a wide range of new products and modules in fiscal 2007, including LeaseSoft Porthole, LeaseSoft Document Manager, and LeaseSoft Auto Decision Engine, LeaseSoft EDI manager, and Evolve, an entry-level software package for brokerages and small- to medium-sized funders. We believe the EMEA division is well positioned to continue to penetrate the European brokering market segment, both organically and through strategic partnerships and alliances. Our joint venture with the Extended Innovation Group led to a 60% increase in revenues as compared to fiscal 2006.

Accolades Received
NetSol was recognized by the Federation of Pakistan Chambers of Commerce and Industry (“FPCCI”) for Best Export Performance for the Information and Technology Services Sector for the period July 2005 to June 2006.

Looking Ahead
NetSol’s continues to grow and develop its core business and markets while expanding its global platform of offshore development centers, expanding its geographic customer reach and entering new IT services business sector verticals. The Company is projecting another strong year of growth in fiscal year 2008, having guided to organic revenue growth of 25% to 30% year-over-year and maintaining a distinct focus on profitability for fiscal year 2008.

NetSol is in a strong position as it looks for means to best utilize its offshore capabilities while ramping the local sales and marketing teams to cross sell the Company’s total breadth of products and services.

Concluding Remarks

NetSol remains committed to enhancing shareholder value for our investors now and in the future. We believe we have the right mix of products and strategy to move forward as well in creating and sustaining greater shareholder value. I want to thank our investors for their confidence in our abilities. We plan to continue to deliver and enhance value for you by growing NetSol to the next level of revenue and profits. We need your continued support and trust in our strategy and judgment.

I also would like to thank the NetSol employees worldwide for their hard work and dedication to the Company. They are the reason for our success.

I encourage you to vote your proxies and to attend the Annual Meeting on May 2, 2008 at our headquarters in Calabasas, California.

I look forward to providing you with an update next year.

Sincerely,

Najeeb Ghauri
Chairman and CEO

Sincerely,

Najeeb Ghauri
Chief Executive Officer

NetSol Technologies, Inc.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 2, 2008

TO THE STOCKHOLDERS OF NETSOL TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, including any adjournments or postponements thereof, of NetSol Technologies, Inc. (the "Company"), will be held on May 2, 2008, at 10:00 a.m., local time, at the offices of the Company located at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 for the following purposes:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2009 or when their successors are elected;

2.	To consider and vote upon the ratification of the appointment of Kabani & Company as the Company’s independent auditors for the fiscal year 2008-9;

3.	To consider and vote on the amendment of our articles of incorporation to increase the number of authorized shares of capital stock of the Company;

4.	To consider and vote on a proposal to adopt the NetSol Technologies, Inc. 2008 Equity Incentive Plan;

5.	To consider such other matters as may properly come before the Annual Meeting

Only stockholders of record as shown on the books of the Company at the close of business on March 14, 2008, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors
NetSol Technologies, Inc.

Najeeb Ghauri
Chief Executive Officer

March 28, 2008
Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

NetSol Technologies, Inc.
23901 Calabasas Road Suite 2072
Calabasas, CA 91302

TABLE OF CONTENTS

PROXY STATEMENT GENERAL INFORMATION	7
Solicitation of Proxies	7
Voting and Revocation of Proxies	7
Voting Securities	7
Interests of Persons in Matters to be Acted Upon	8
Voting at the Meeting	8
Returned Proxy Cards Which Do Not Provide Voting Instructions	8
Shares Held in Street Name	8
Changing Your Vote	8

CORPORATE GOVERNANCE, BOARD OF DIRECTORS, COMMITTEES	9
Board Meetings and Board Committees	9
Director Independence	11
Certain Relationships and Related Party Transactions	11
Director Compensation	12
Communications Between Shareholders and Board of Directors	13
Code of Ethics	13

BENEFICIAL OWNERSHIP OF COMMON STOCK	14

ELECTION OF DIRECTORS	15
Information Regarding Nominees	15

RATIFICATION OF APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S
INDEPENDENT AUDITORS FOR FISCAL 2008-09	17
Audit Fees	17
Audit Related Fees	17
Tax Fees	17
All Other Fees	17
Pre-Approval Procedures	17

APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 50,000,000 TO 100,000,000	19

APPROVAL OF THE NETSOL TECHNOLOGIES, INC. 2008 EQUITY INCENTIVE PLAN	20
Summary of the 2008 Plan	20
Summary of Federal Income Tax Consequences of our 2008 Plan	22

COMPENSATION DISCUSSION AND ANALYSIS	25

DEADLINE FOR SUBMISSION OF STOCKHOLDERS PROPOSALS FOR FISCAL 2008	39

FILINGS UNDER SECTION 16(A)	39

VOTING PROCEDURES	39

ANNUAL REPORT ON FORM 10-KSB	39

OTHER MATTERS	39

ANNEX A NETSOL 2008 EQUITY INCENTIVE PLAN

PROXY STATEMENT GENERAL INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of NetSol Technologies, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 2, 2008 at 10:00 a.m. local time at the Company’s headquarters located at 23901 Calabasas Road Suite 2072, Calabasas, CA 91302 and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2009 or when their successors are elected;

2.	To consider and vote upon the ratification of the appointment of Kabani & Company as the Company’s independent auditors for the fiscal year 2008-9;

3.	To consider and vote on the amendment of our articles of incorporation to increase the number of authorized shares of capital stock from 50,000,000 to 100,000,000;

4.	To consider and vote on a proposal to adopt the NetSol Technologies, Inc. 2008 Equity Incentive Plan;

5.	To consider such other matters as may properly come before the Annual Meeting.

The board of directors solicits the accompanying proxy to those stockholders of record as of the close of business on March 14, 2008. These materials are expected to be first mailed to stockholders on or about April 2, 2008. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement, proxy card and the payment of charges made by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, directors and officers of the Company may make special solicitations of proxies either in person, telephone or by mail. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

VOTING AND REVOCATION OF PROXIES

A stockholder, giving a proxy, on the enclosed form, may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 through 4 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

VOTING SECURITIES

As of March 10, 2008, there were 25,238,818 shares of common stock issued and outstanding and 1,920 shares of Series A 7% Cumulative Convertible Preferred Stock (the “Preferred”) . Each share of common stock is entitled to one vote. The Preferred Stock bears voting rights in an amount equal to the conversion value of the preferred stock into common stock, without giving effect to any anti-dilution provisions of the Preferred Stock. Conversion of the Preferred Stock is subject to beneficial ownership cap of 9.9% of the total number of shares of common stock of the Company then issued and outstanding. For purpose of this Annual Meeting, each share of Preferred Stock is entitled to the equivalent of 606.06 common stock votes, subject to the 9.9% cap.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director of executive officer holds a substantial interest, either directly or indirectly, in any matter to be acted upon.

VOTING AT THE MEETING

Only stockholders of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Common Stock is entitled to one vote on the matters to be presented at the Annual Meeting.

A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting, present in person or by proxy, will constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum. "Broker nonvotes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Nevada law, the effect of broker nonvotes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. Under applicable Nevada law, as it applies to the proposals presented to stockholders at this annual meeting, Broker nonvotes shall be treated as an abstention and such Broker nonvotes shall be included in the total shares voted for the purpose of quorum requirements and determining whether a majority of stockholders have approved the transactions. Treatment of Broker nonvotes as abstentions results in these votes being treated as “no” votes in so far as a majority of all votes cast, including broker nonvotes, must be voted in favor for a proposal to be approved. A majority of votes in favor must be acquired in order for the proposals to be approved.

RETURNED PROXY CARDS WHICH DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by a stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For" with respect to the item set forth in the Proposal.

SHARES HELD IN “STREET NAME”

If your shares are held in “street name”, your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions provided by your broker.

CHANGING YOUR VOTE

You may revoke your proxy at any time before the proxy is voted at the Annual Meeting. In order to do this, you must:

- send us written notice, stating your desire to revoke your proxy,

- send us a signed proxy that bears a later date than the one you intend to revoke, or,

- attend the Annual Meeting and vote in person. In this case, you must notify the Inspector of Elections or Secretary of the Company that you intend to vote in person.

A list of those stockholders entitled to vote at the Special Meeting will be available for a period of ten days prior to the Special Meeting for examination by any stockholder at the Company's principal executive offices, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, and at the Special Meeting.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS, COMMITTEES

BOARD MEETINGS AND BOARD COMMITTEES

During the fiscal year ended June 30, 2007, the Board of Directors of the Company met or acted by written consent three times with 100% attendance by all directors. The Company requests that all board members attend annual meetings of the board and all board members were present at the last annual meeting of the board.

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltek.com (select “Investors” then the desired committee charter). All committee members are appointed by the Board of Directors. The Audit Committee met four times, the Compensation Committee met two times, and the Nominating and Corporate Governance Committee also met twice during fiscal year 2007.

Audit Committee. The Audit Committee is comprised of Messrs. Burki (Chairman), Beckert, Shakow and Caton, all of whom are independent within the meaning of NASDAQ listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934 (“34 Act”).  Mr. Burki is the Chairperson of the Audit Committee. The Audit Committee met four times during fiscal 2007. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Kabani & Company, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Kabani & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Kabani & Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Kabani & Company has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Kabani & Company their firm’s independence.

Based on the discussions above, the Audit Committee did recommend that the financial statements be included in the Company’s Annual Report on Form 10-KSB for filing with the Commission.

Compensation Committee. The Compensation Committee is comprised of Messrs. Caton (Chairman), Shakow, Beckert and Burki all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met twice during the 2007 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are to: (i) oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors; (ii) review and determine the compensation of the executive officers of the Company; and (iii) oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management. The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is comprised of Messrs. Beckert (Chairman), Burki, Caton and Shakow all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. Mr. Beckert is the Chairperson for the Committee. This Committee met twice during the 2007 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholders of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 23901 Calabasas Road, Suite 2072, Calabasas, CA, 91302 by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

The Company’s nominating committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

• He or she must be over 21 years of age;
• He or she must be able to read and understand basic financial statements;
• He or she must have experience in a position with a high degree of responsibility in a business or other organization;
• He or she must possess integrity and have high moral character
• He or she must be willing to apply sound, independent business judgment; and,
• He or she must have sufficient time to devote to the Company.

The Company’s nominating committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

• whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;
• whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;
• whether the potential nominee is highly accomplished in his or her respective field;
• in light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field;

• whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies;
• whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;
• whether the potential nominee can work collegially with others;
• whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company; and
• Any factor which would prohibit the potential nominee to devote sufficient time to its business.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2008 Annual Meeting of Shareholders. The Company did not receive, by December 4, 2007 (the 120th calendar day before the first anniversary of the date of the Company’s 2007 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

DIRECTOR INDEPENDENCE

Our board of directors has determined that: Eugen Beckert, Shahid Javed Burki, Mark Caton and Alexander Shakow are independent in accordance with the Rule 4200(a)(15) of the NASDAQ listing standards and, that Najeeb Ghauri, Naeem Ghauri and Salim Ghauri are not independent in accordance with Rule 4200(a)(15) of the NASDAQ listing standards due to their employment with the Company and their family relationship.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2007, there were no material transactions between NetSol, any director or executive officer of the Company, or any security holder known to hold more than five percent (5%) of our common stock (a “5% Holder”).

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company's compensation policies for the fiscal year ended June 30, 2007, other than Najeeb Ghauri, Naeem Ghauri and Salim Ghauri who are executives and directors.

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	24,500	-	24,500
Shahid Javed Burki	26,750	-	26,750
Mark Caton	8,000	-	8,000
Alexander Shakow (2)	1,333	-	1,333
Jim Moody (3)	11,250	-	11,250
Derek Soper (4)	14,667	-	14,667

(1)	There were no options awarded during fiscal year ended June 30, 2007
(2)	Mr. Shakow joined the board upon his election by the Board of Directors on June 4, 2007.
(3)	Mr. Moody resigned from our Board of Directors effective December 31, 2007.
(4)	Mr. Soper did not stand for re-election to our Board of Directors and his term concluded on June 4, 2007.

Director Compensation Policy

Messrs. Ghauri are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2007

BOARD ACTIVITY	CASH PAYMENTS
Annual Cash Retainer	$10,000
Committee Membership	$2,000
Chairperson for Audit Committee	$15,000
Chairperson for Compensation Committee	$12,000
Chairperson for Nominating and Corporate Governance Committee	$9,000

Members of our Board of Directors are also eligible to receive stock option grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Shakow. During the fiscal year ended June 30, 2007, the Chairman of the Compensation Committee was Mr. Beckert. From June 30, 2006, the Compensation Committee consisted of Mr. Beckert, Mr. Burki, Mr. Moody and Mr. Soper. Mr. Moody resigned effective December 31, 2007. Mr. Moody was replaced on the committee by Mr. Caton. Mr. Soper did not stand for reelection to the board and accordingly, his committee membership concluded on June 4, 2007. There were no other members of the committee during the fiscal year ended June 30, 2007. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Marketplace Rules. None of these individuals were at any time during the fiscal year ended June 30, 2007, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND BOARD OF DIRECTORS

The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail to: Secretary, 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, or via fax to: 818-222-9197. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, including but not limited to the Company’s chief executive officer and principal financial and accounting officers and controller. The Company’s Code of Ethics is posted on the Company’s web site at www.netsoltek.com (Select “Investors,” and then “Code of Ethics”).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 2008, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's present directors and officers, and (iii) all officers and directors as a group:

Name and Address	Number of Shares(1)(2)	Percentage Beneficially owned(4)

Najeeb Ghauri (3)	2,527,650	10.01%
Naeem Ghauri (3)	2,231,267	8.84%
Salim Ghauri (3)	2,424,406	9.60%
Eugen Beckert (3)	223,900	*
Shahid Javed Burki (3)	194,000	*
Alexander Shakow (3)	-	*
Patti McGlasson (3)	145,000	*
Tina Gilger (3)	81,731	*
The Tail Wind Fund Ltd. (5)(6)	2,610,841	9.90%
All officers and directors as a group (nine persons)	7,827,954	31.02%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of March 10, 2008 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes shares issuable upon exercise of options exercisable within 60 days as follows: Mr. Najeeb Ghauri, 1,774,227; Mr. Naeem Ghauri, 1,784,227; Mr. Salim Ghauri, 1,774,227; Mr. Eugen Beckert, 135,000; Mr. Shahid Burki, 150,000; Ms. Tina Gilger, 70,000; and Ms. Patti McGlasson, 120,000.

(3) Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

(4) Shares issued and outstanding as of March 10, 2008 were 25,238,818.

(5) Address: The Bank of Nova Scotia Trust Company (Bahamas) Ltd., Windermere House, 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas. Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd., and David Crook is the CEO and controlling shareholder of TWAM. Each of TWAM and David Crook expressly disclaims any equitable or beneficial ownership of the shares being referred to hereunder and held by The Tail Wind Fund Ltd.

(6) Subject to the Ownership Limitation (defined below), The Tail Wind Fund Ltd. (“Tail Wind”) owns a total of 2,976,557 shares of Common Stock, including (i) 1,309,891 shares of Common Stock held, (ii) 1,060,606 shares of Common Stock issuable upon conversion of $1,750,000 in liquidation preference of the issuer’s Series A 7% Cumulative Convertible Preferred Stock (“Preferred Stock”), (iii) 303,030 shares of Common Stock issuable upon exercise of warrants issued to Tail Wind on June 29, 2007, and (iv) 303,030 shares of Common Stock issuable upon exercise of warrants issued to Tail Wind on October 29, 2007 (together with the warrants issued on June 29, 2007, the “Warrants”). In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, because the number of shares of Common Stock into which the Reporting Person's Preferred Stock and Warrants are convertible and exercisable is limited, pursuant to the terms of such instruments, to that number of shares of Common Stock which would result in the Reporting Person having beneficial ownership of 9.9% of the total issued and outstanding shares of Common Stock (the "Ownership Limitation"), the Reporting Person disclaims beneficial ownership of any and all shares of Common Stock that would cause the Reporting Person's beneficial ownership to exceed the Ownership Limitation. Therefore, in accordance with the Ownership Limitation, Tail Wind, based upon 25,238,818 shares of common stock outstanding, beneficially owns 2,610,841shares of Common Stock and disclaims beneficial ownership of 2,629,261 shares of Common Stock.

Proposal No. One

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Company is authorized to have up to seven directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a one-year term. Directors being elected at the Annual Meeting will serve until the Company's next annual meeting of stockholders, or until their successors have been duly elected and qualified. The Board of Directors does not contemplate that any of the persons it will nominate will be unable or unwilling to serve as a director. However, if that should occur, the Board of Directors reserves the right to name a substitute nominee at the Annual Meeting and persons named as nominees may exercise their discretion to vote for such nominee.

The board is currently comprised of seven members. All of the seven members are standing for re-election.

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

INFORMATION REGARDING NOMINEES

All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The stockholders have previously elected all director candidates. The name, age, business experience and offices held by each director nominee are as follows:

Name and Age	Director Since	Current Position with the Company
Najeeb U. Ghauri (55)	1997	Chairman, Chief Executive Officer, Director
Naeem Ghauri (50)	1999	President, Director
Salim Ghauri (53)	1999	President, Director
Eugen Beckert (63)	2001	Director
Shahid Burki (67)	2003	Director
Mark Caton (59)	2007	Director
Alexander Shakow (71)	2007	Director

NAJEEB U. GHAURI is the Chief Executive Officer and Chairman of NetSol. He has been a Director of the Company since 1997, Chairman since 2003 and Chief Executive Officer since October 2006. Mr. Ghauri is the founder of NetSol Technologies, Inc. He was responsible for NetSol listing on NASDAQ in 1999 and NetSol subsidiary listing on KSE (Karachi Stock Exchange) in 2005.  Mr. Ghauri was most instrumental in transforming NetSol (formerly Mirage Holdings, Inc.) from a clothing/apparel business to a fully focused global IT company. Mr. Ghauri served as the Company's Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005.  As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company's overall growth and expansion plan.   In addition to numerous accomplishments at NetSol, Mr. Ghauri was honored to ring the closing bell at NASDAQ Stock Exchange in September 2006. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly 5 years with Unilever as brand and sales managers. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1982.   Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006. A Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan.

SALIM GHAURI has been with the Company since 1999 as the President and Director of the Company. Mr. Ghauri is currently the Chairman and CEO of NetSol Technologies Limited and President of the Asia Pacific Region and CEO of Global Services Group. Mr. Ghauri was the founder of Network Solutions (Pvt.) Ltd. in 1995, Later NetSol Technologies (Pvt) Limited. Built under his leadership, NetSol gradually built a strong team of IT professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMMi Level 5 assessed. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before NetSol Technologies Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri was appointed in 2007 as an Honorary Consul for Australia-Punjab Region.

NAEEM GHAURI has been a Director of the Company since 1999 and was the Company’s Chief Executive Officer from August 2001 to October 2006. Mr. Ghauri serves as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in London, England. Mr. Ghauri was responsible for the launch of NetSol Connect in Pakistan. Prior to joining the Company, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of DaimlerChrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England. Mr. Ghauri serves on the board of NetSol-CQ, a subsidiary of the Company.

EUGEN BECKERT was appointed to the Board of Directors in August 2001 to fill a vacancy and continues to serve on the Board. A native of Germany, Mr. Beckert received his masters in Engineering and Economics from the University of Karlsruhe, Germany. Mr. Beckert was with Mercedes-Benz AG/Daimler Benz AG from 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2000, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler Asia Pacific Services. During this period he was instrumental to having the LEASESOFT products of NetSol developed and introduced in several countries as a pilot customer. From 2001 to 2004, he served as Vice President in the Japanese company of DCS. Mr. Beckert retired from DaimlerChrysler in November 2006. Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. He had a distinguished career with World Bank at various high level positions from 1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981. He was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and, Vice President of Latin America with the World Bank from 1994-1999. In between, he briefly served as the Finance Minister of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based investment firm EMP Financial Advisors from 1992-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. He was awarded a Rhodes scholarship in 1962 and M.A in Economics from Oxford University in 1963. He also earned a Master of Public Administration degree from Harvard University, Cambridge, MA in 1968. Most recently, he attended Harvard University and completed an Executive Development Program in 1998. During his lifetime, Mr. Burki has authored many books and articles including: China's Commerce (Published by Harvard in 1969) and Accelerated Growth in Latin America (Published by World Bank in 1998). Mr. Burki is a chairman of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees.

MARK CATON joined the board of directors of NetSol on January 1, 2007 to fill a vacancy and was elected to the board in June 2007.  Mr. Caton is currently President of Centela Systems, Inc. a distributor of computer peripheral solutions in the multimedia and digital electronic market segment, a position he has held since 2003. Prior to joining Centela, Mr. Caton was President of NetSol Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was employed by ePlus from 1997 to 2002 as Senior Account Representative. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NetSol from 2002-2003. Mr. Caton is a Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Mr. Caton received his BA from UCLA in psychology in 1971.

ALEXANDER SHAKOW was elected to the board on June 4, 2007.  Mr. Shakow had a distinguished career with the World Bank where he held various high level positions from 1981-2002.  Since 2002, he has been an independent consultant for various international organizations.   From 1968-1981 Mr. Shakow  held many senior positions at the United States Agency for International Development, including Assistant Administrator for Program and Policy; Director -Office of Development Planning, Bureau for Asia; and, Director-Indonesia, Malaysia and Singapore Affairs.  Mr. Shakow was also a staff member of the United States Peace Corps from 1963-1968, including Director for Indonesia.  Mr. Shakow received his PhD from the London School of Economics and Political Science in 1962.  He earned his undergraduate degree with honors from Swarthmore College in 1958.  Mr. Shakow is listed in Who’s Who in America, Who’s Who in the World and Who’s Who in Finance and Business; and currently is a member of the Board of Trustees of EnterpriseWorks/VITA.  Mr. Shakow is a member of the Audit, Compensation and Nominating and Corporate Governance Committees.

Messrs. Najeeb Ghauri, Salim Ghauri and Naeem Ghauri are brothers.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Proposal No. Two

RATIFICATION OF APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2008-09

The Audit Committee along with the Board of Directors has appointed Kabani & Company, Inc. (“Kabani”) as independent auditors of the Company with respect to its operations for fiscal year 2008-09, and has further directed that management submit such appointment for ratification by the holders of the Common Stock at the annual meeting of Stockholders. In taking this action, the members of the Audit Committee along with the Board considered carefully Kabani’s reputation in providing accounting services to other public and private companies in the software and retail industries, its independence with respect to the services to be performed, its general reputation for adherence to professional auditing standards and the performance of Kabani during the audit of the Company's consolidated financial statements for fiscal 2002 through current.

Stockholder ratification of the selection of Kabani as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board, however, is submitting the selection of Kabani to the stockholders for ratification as a matter of good corporate practice. Therefore, there will be present at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Kabani is not ratified, the Board of Directors will consider the matter of the appointment of independent public accountants.

Audit Fees

Kabani & Co. audited the Company’s financial statements for the fiscal years ended June 30, 2007 and June 30, 2006. The aggregate fees billed by Kabani & Co. for the annual audit and review of financial statements included in the Company’s Form 10-KSB or services that are normally provided by Kabani & Company that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the year ended June 30, 2007 was $105,000, and for the year ended June 30, 2006 was $135,500.

Audit Related Fees

 The aggregate fees billed by Kabani & Co. during fiscal 2007 including assurance and related audit services not covered in the preceding paragraph was $40,000. These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements and the Company’s filing of a Registration Statement and amendments thereto on Form S-3. The aggregate fees billed by Kabani & Company during fiscal 2006 including assurance and related audit services not covered in the preceding paragraph was $31,500. These “Audit Related Fees” were primarily for services in connection with the review of quarterly financial statements and the Company’s filing of a Registration Statement on Form S-8.

Tax Fees

Tax fees for fiscal year 2007 were $12,500 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2006. Tax fees for fiscal year 2006 were $21,500 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2004 and 2005.

All Other Fees

There were no other fees billed by Kabani & Co. or services rendered to NetSol during the fiscal years ended June 30, 2007 and 2006, other than as described above.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)
Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and,

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2008-09.

Proposal No. 3

APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 50,000,000 TO 100,000,000

The articles of incorporation of the Company currently authorize 50,000,000 shares of capital stock of which 45,000,000 shares shall be shares of Common Stock, $.001 par value (the “Common Stock”) and 5,000,000 shares shall be of Preferred Stock, $.001 par value (“Preferred Stock”).

The Company proposes to amend the first paragraph of Article III of the Articles of Incorporation to read as follows:

“Section 3: The Corporation shall be authorized to issue 100,000,000 shares of capital stock, of which 95,000,000 shares shall be shares of Common Stock, $.001 par value (“Common Stock”) and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value (“Preferred Stock”).

The remainder of section 3 shall remain unchanged by this amendment and shall read as follows:

“The board of directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the “NRS”), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices: (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.”

Possible Benefits

The Board of Directors believes that an increase in the number of shares of authorized capital stock would benefit us and our stockholders by giving us needed flexibility in our corporate planning in responding to developments in our business, including possible financing and acquisition transactions, common stock splits or dividends and for other general corporate purposes. Having such authorized shares available for issuance in the future would provide us with greater flexibility and, if necessary, allow common stock to be issued in the future without expense or delay.

Possible Effects

Unless otherwise required by applicable law or regulation, the shares of common stock to be authorized will be issued without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors. Further issuances could have a dilutive effect on the ownership of current stockholders. Other than may otherwise be stated in this proxy statement, the Company has no current plan to issue additional shares of common stock. Accordingly, we do not anticipate the increase in authorized stock to have an effect, including a dilutive effect, upon the shareholders.

The amendment of the articles requires the affirmative vote of a majority of shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASETHE AUTHORIZED CAPITAL STOCK FROM 50,000,000 TO 100,000,000.

PROPOSAL NO. 4

APPROVAL OF THE
NETSOL TECHNOLOGIES, INC. 2008 EQUITY INCENTIVE PLAN

        On March 6, 2008, subject to shareholder approval, our Board approved and adopted our 2008 Equity Incentive Plan (our 2008 Plan). Among other things, our 2008 Plan: (i)  provides us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance and grants of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants, and (ii) reserves 1,000,000 shares of common stock for availability for awards under our 2008 Plan. No options or other performance awards, deferred share awards, stock appreciation rights or restricted stock awards are outstanding under our 2008 Plan. Any grants made pursuant to our 2008 Plan will be subject to shareholder approval of the plan and any such conditionally-awarded grants may not be exercised prior to such shareholder approval.

        Our Board of Directors believes that our 2008 Plan is in the best interests of our Company and our shareholders and will bolster our recruitment, retention and incentivization of employees, consultants and directors and will support and encourage our continued growth.

 OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF OUR 2008 EQUITY INCENTIVE PLAN.

        The affirmative vote of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at our annual meeting of shareholders is required to approve our 2008 Plan. Our 2008 Plan is included as Appendix A to this proxy statement.

        The principal features of our 2008 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of our 2008 Equity Incentive Plan in Appendix A to this proxy statement.

Summary of our 2008 Plan

        General.    The purpose of our 2008 Plan is to provide us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance. Our 2008 Plan currently provides for the grant of equity-based awards, including options, stock appreciation rights, restricted stock awards or performance share awards or any other right or interest relating to shares or cash, to eligible participants.

        Shares Subject to our 2008 Plan.    The aggregate number of shares reserved and available for award under our 2008 Plan is 1,000,000 (the Share Reserve). Our 2008 Plan contemplates the issuance of common stock upon exercise of options or other awards granted to eligible persons under our 2008 Plan. Shares issued under our 2008 Plan may be both authorized and unissued shares or previously issued shares acquired by us. Upon termination or expiration of an unexercised option, stock appreciation right or other stock-based award under our 2008 Plan, in whole or in part, the number of shares of common stock subject to such award again become available for grant under our 2008 Plan. Any shares of restricted stock forfeited as described below will become available for grant. The maximum number of shares that may be granted to any one participant in any calendar year may not exceed 500,000 shares.

        In the event of any change in capitalization of our Company, such as a stock split, merger, consolidation, separation, spin off, or other distribution of stock or property of our Company, any reorganization, any partial or complete liquidation of our Company or any extraordinary cash or stock dividend, the Compensation Committee (the Committee) will make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under our 2008 Plan, in the share limitations for awards set forth in our 2008 Plan and in the number of shares subject to and exercise price of outstanding awards, or will make such other equitable substitution or adjustments as it may determine to be appropriate.

        Administration.    Our 2008 Plan is administered by the Committee, which has the power to determine the terms and conditions of awards. In addition, the Committee has the authority to amend, modify or terminate our 2008 Plan. No action by the Committee may affect any shares previously issued or any award previously granted under our 2008 Plan without the participant's written consent.

        Stock Options.    Options granted under our 2008 Plan are not generally transferable and must be exercised within 10 years, subject to earlier termination upon termination of the option holder's employment, but in no event later than the expiration of the option's term.

        Each option granted under our 2008 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of our 2008 Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another option in a manner qualifying under Section 424(a) of the Internal Revenue Code of 1986, as amended (the Code). Incentive stock options granted to any participant who owns 10% or more of our outstanding common stock (a Ten Percent Shareholder) must have an exercise price equal to or exceeding 110% of the fair market value of a share of our common stock on the date of the grant and must not be exercisable for longer than five years.

        Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under our 2008 Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Unless otherwise determined by the Committee, an option generally will remain exercisable for 90 days following the optionee's termination of service, except that if service terminates as a result of the optionee's normal retirement, death or disability, the option generally will remain exercisable for its remaining term. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.

        Stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and as set forth in the option award agreement, an option is assignable or transferable subject to the applicable limitations described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933 (which includes transfers to family members, family trusts or pursuant to domestic relations orders, but excludes transfers of options for consideration).

        Performance Awards.    Under our 2008 Plan, a participant may also be awarded a "performance award," which means that the participant may receive cash, stock or other awards contingent upon achieving performance goals established by the Committee. The Committee may also make "deferred share" awards, which entitle the participant to receive our stock in the future for services performed between the date of the award and the date the participant may receive the stock. The vesting of deferred share awards may be based on performance criteria and/or continued service with our Company. A participant who is granted a "stock appreciation right" under the Plan has the right to receive all or a percentage of the fair market value of a share of stock on the date of exercise of the stock appreciation right minus the grant price of the stock appreciation right determined by the Committee (but in no event less than the fair market value of the stock on the date of grant). Finally, the Committee may make "restricted stock" awards under our 2008 Plan, which are subject to such terms and conditions as the Committee determines and as are set forth in the award agreement related to the restricted stock. Unless the Committee otherwise provides, upon termination of a participant's employment during the period when the restrictions apply, the participant's restricted stock is forfeited to us.

        Section 162(m) of the Code limits our federal income tax deduction for compensation paid to our Chief Executive Officer and our three most highly paid executive officers (other than the Chief Financial Officer) for the applicable taxable year. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to "performance-based compensation," if approved in advance by our shareholders. Our 2008 Plan provides that all or a portion of an award that is subject to performance-based vesting may be designed to qualify as deductible "performance-based compensation." The performance criteria for that portion of any award that is intended to qualify as deductible performance-based compensation will be a measure based on performance criteria, either individually, alternatively or in any combination, applied to either our Company as a whole or to a subsidiary, division or other area of our Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee which may include the following: Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDASO"), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders' equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders' equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes.  The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, deferred stock or other awards granted under our 2008 Plan (other than stock options and stock appreciation rights) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

        Change in Control.    In the event of certain changes in control of NetSol Technologies, the Committee has the discretion to provide that any award under our 2008 Plan that may be exercised will become fully vested and exercisable, and/or that all restrictions on any awards under our 2008 Plan will lapse as the Committee determines, which may be prior to the change of control.

        Termination or Amendment.    Our 2008 Plan will continue in effect until the first to occur of (i) its termination by the Committee or (ii) the date on which all shares available for issuance under our 2008 Plan have been issued and all restrictions on such shares under the terms of our 2008 Plan and the agreements evidencing awards granted under our 2008 Plan have lapsed. However, no incentive stock option may be granted under our 2008 Plan after May 2, 2018.

        The Committee may terminate or amend our 2008 Plan at any time, provided that without shareholder approval, our 2008 Plan cannot be amended to increase the Share Reserve, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law.

        The foregoing summary of certain provisions of our 2008 Plan is qualified by reference to the text of our 2008 Plan attached as Appendix A to this proxy statement.

Summary of Federal Income Tax Consequences of our 2008 Plan

        The following summary describes the typical U.S. federal income tax consequences of awards granted under our 2008 Plan based upon provisions of the Code, as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards under our 2008 Plan, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country. Our Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

        Stock Options.    ISOs and non-qualified stock options (NQSOs) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

        A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price).

        If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains recognized upon a disqualifying disposition will be taxable as long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains if the participant held the shares for less than one year after the exercise of the ISO. Capital losses recognized upon a disqualifying disposition will offset long term capital gains if the participant held the shares for more than one year after the exercise of the ISO, or otherwise will offset up to $3,000 of long-term or short-term capital gains each year with the remainder carried forward if the participant held the shares for less than one year after the exercise of the ISO.

        Our Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant's disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, our Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

        The recipient of an NQSO will not realize any taxable income upon the grant of the option. Upon exercise of such option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. Our Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under our 2008 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

        Stock Appreciation Rights.    There will be no federal income tax consequences to either the participant or our Company on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such participant as a result of such exercise. Our Company will generally be entitled to a corresponding tax deduction.

        Restricted Stock.    The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an 83(b) election). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

        The participant's tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

        Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

        Deferred Stock/Other Stock Awards.    Participants will not have taxable income upon the grant of deferred stock or other stock awards. Recognition of taxable income is postponed until the restrictions on the awards lapse. At that time, the participant will recognize taxable income equal to the then fair market value of the shares or other property issuable in payment of such award, and such amount will be the tax basis for such shares. Our Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions in the taxable year in which the participant recognizes such income.

        Other Tax Issues.    As noted above, Section 162(m) of the Code limits our federal income tax deduction for compensation paid to the Chief Executive Officer and any of the three other most highly compensated executive officers (other than the Chief Financial Officer) for the applicable taxable year. In certain instances, our Company may be denied a compensation deduction for awards granted to certain executive officers that do not qualify as "performance-based compensation" to the extent their aggregate compensation exceeds $1,000,000 in a given year.

        As noted above, the Committee may, in its sole discretion, accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of our Company (as defined in our 2008 Plan) or in the event of certain tender offers. If a participant's award vests because of a change in (i) the ownership or effective control of our Company or (ii) the ownership of a substantial portion of the assets of our Company and the participant is an officer, shareholder or highly-compensated employee of our Company, such acceleration could be subject to the "golden parachute" provisions of Sections 280G and 4999 of the Code. In that event, our Company could be denied all or part of its tax deduction and the participant could be subject to excise tax.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis will describe the Compensation Committee's compensation objectives and policies for our Named Executive Officers, including executive pay decisions and processes and all elements of NetSol Technologies’ executive compensation program.

NetSol Technologies’ Named Executive Officers, a group comprised of the Chief Executive Officer, the Chief Financial Officer, and three other executive officers in 2007, are the following five individuals:

Najeeb Ghauri	Chief Executive Officer
Salim Ghauri	President of Asia Pacific and Middle East Operations
Tina Gilger	Chief Financial Officer
Patti L. W. McGlasson	Secretary and General Counsel
Naeem Ghauri	President of European Operations

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of increasing stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data in the media services and technology industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. For purposes of determining executive compensation, we have not engaged consultants to help us analyze this data or to compare our compensation programs with the practices of the companies represented in the compensation data we review.

Based on management's analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive's experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive's initial compensation package based on numerous factors, including:

• the individual's particular background, track record and circumstances, including training and prior relevant work experience;

• the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

• the demand for individuals with the individual's specific expertise and experience;

• performance goals and other expectations for the position; and,

• uniqueness of industry skills.

The terms of each executive officer's compensation are derived from employment agreements negotiated between the Company and the executive. Each executive's employment agreement is generally negotiated to cover a one to three-year period, and prescribes the base salary and other annual payments, if any, to the executive. Employment agreements for all executive officers are approved by the Board of Directors and the Compensation Committee. Employment agreements for other executives are approved by the Company's Chief Executive Officer.

2007 Executive Compensation Components

For the fiscal year ended June 30, 2007, the principal components of compensation that our named executive officers were eligible to receive were:

• Base salary;
• Long Term Equity Incentive Compensation;
• Performance-based incentive compensation (discretionary bonus); and,
• Perquisites and other personal benefits.

Base Salary

An executive's base salary is evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

The base salaries were established in arms-length negotiations between the executive and the Company, taking into account their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company.

Base salaries are adjusted annually by the Compensation Committee.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies.

During our fiscal year ended 2007, Mr. Najeeb Ghauri was awarded a cash bonus of $50,000. Ms. Gilger was awarded a cash bonus of $7,004. Ms. McGlasson was awarded a cash bonus of $6,536. Mr. Salim Ghauri was awarded a cash bonus of $50,000 and Mr. Naeem Ghauri was awarded a cash bonus of $50,000.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our various Employee Stock Option Plans allow us to grant stock options to employees. We currently make initial equity awards of stock options to new executives and certain non-executive employees in connection with their employment with the Company. Annual grants of options, if any, are approved by the Compensation Committee.

Equity Incentives.    Executives and certain non-executive employees who join us may be awarded stock option grants after they join the Company. These grants have an exercise price equal to the fair market value of our common stock on the grant date. The stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the stock option award is also reviewed in light of the executive's track record, base salary, other compensation and other factors to ensure that the executive's total compensation is in line with our overall compensation philosophy. A review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

We maintain benefits and perquisites that are offered to all employees, including health insurance and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer, President of EMEA and President of APAC have employment agreements that provide, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the third anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the third anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the first anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R).

Summary Compensation Table

The following table shows the compensation for the fiscal year ended June 30, 2007 earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principle Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)		All Other Compensation ($)		Total ($)
Najeeb Ghauri	2007	$275,000	$50,000	$-		$-	(3)	$46,700	(5)	$371,700
Chief Executive Officer,	2006	$250,000	$-	$-		$-	(4)	$26,656	(5)	$276,656
Chairman

Naeem Ghauri	2007	$225,000	$50,000	$-		$-	(3)	$34,660	(6)	$309,660
Chief Executive Officer,	2006	$280,000	$-	$-		$-	(4)	$31,903	(6)	$311,903
Global Products Division

Salim Ghauri	2007	$175,000	$50,000	$-		$-	(3)	$-	(7)	$225,000
Chief Executive Officer,	2006	$150,000	$-	$-		$-	(4)	$-	(7)	$150,000
Global Services Division

Tina Gilger	2007	$95,000	$7,004	$-		$-	(3)	$17,587	(8)	$119,591
Chief Financial Officer	2006	$95,000	$7,096	$-		$-	(4)	$12,188	(8)	$114,284

Patti L. W. McGlasson	2007	$110,000	$6,536	$-		$-	(3)	$-	(9)	$116,536
Secretary, General Counsel	2006	$110,000	$-	$19,397	(2)	$-	(4)	$-	(9)	$129,397

(1) No stock was awarded to any officer during the fiscal year ended June 30, 2007 and therefore, no expense was recognized in the consolidated financial statements.

(2) For the fiscal year ended June 30, 2006, 10,000 shares of common stock were awarded to Ms. McGlasson for compensation in her role as general counsel. Based on the fair market value at the date of issuance the Company recorded $19,397 in expense for the stock awarded. No other officer was awarded stock during the fiscal year.

(3) No options were awarded to any officer during the fiscal year ended June 30, 2007 and therefore, no expense was recognized in the consolidated financial statements.

(4) See Note 11 to our Consolidated Financial Statements included herein as to the assumptions used to determine the fair value of our option awards. During fiscal year ended June 30, 2006, FAS 123R was not effective for the Company and therefore, the Company did not record any expense for the options awarded. The following table reflects the options granted to each officer and the amount the Company would have been required to record had FAS 123R been effective:

Options Granted FYE 2006

NAME	# SHARES	EXERCISE PRICE	BLACK SCHOLES VALUE	FAIR VALUE
Najeeb Ghauri	250,000	$1.83	$1.676	$419,000
	250,000	$2.50	$2.323	$580,750

Naeem Ghauri	250,000	$1.83	$1.676	$419,000
	250,000	$2.50	$2.323	$580,750

Salim Ghauri	250,000	$1.83	$1.676	$419,000
	250,000	$2.50	$2.323	$580,750

Tina Gilger	10,000	$1.86	$1.249	$12,490
	10,000	$2.79	$1.106	$11,060
	20,000	$1.65	$1.108	$22,160
	20,000	$2.25	$1.012	$20,240

Patti McGlasson	20,000	$1.65	$1.108	$22,160
	20,000	$2.25	$1.012	$20,240

(5) Consists of $29,000 and $12,000 paid for automobile and travel allowance and $17,856 and $14,656 paid for medical and dental insurance premiums paid by the Company for participation in the health insurance program for the fiscal years ended June 30, 2007 and 2006, respectively.

(6) Consists of $31,876 and $29,340 paid for automobile and travel allowance and $2,784 and $2,562 paid for private medical insurance premiums paid by the Company for the fiscal years ended June 30, 2007 and 2006, respectively.

(7) The amount paid to the officer was in aggregate less than $10,000 for the fiscal years ended June 30, 2007 and 2006, respectively.

(8) Consists of $17,587 and $12,188 paid for medical and dental insurance premiums paid by the Company for participation in the health insurance program for the fiscal years ended June 30, 2007 and 2006, respectively.

(9) The amount paid to the officer was in aggregate less than $10,000 for the fiscal years ended June 30, 2007 and 2006, respectively.

Grants of Plan-Based Awards

There were no options granted to the named executives during the fiscal year ended June 30, 2007.

Discussion of Summary Compensation Table

The terms of our executive officers' compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri, Mr. Naeem Ghauri and Mr. Salim Ghauri’s employment agreements with the Company were the result of negotiations between the Company and the executives and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and Ms. McGlasson and were approved by our Compensation Committee and Board of Directors. The terms of Ms. Gilger’s employment were the result of negotiations between our Chief Executive Officer and Ms. Gilger and were approved by our Compensation Committee and Board of Directors.

Employment Agreement with Najeeb Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our Chief Executive Officer, Najeeb Ghauri. Pursuant to the Employment Agreement between Mr. Ghauri and the Company (the "CEO Agreement"), the Company agreed to employ Mr. Ghauri as its Chief Executive Officer from the date of the CEO Agreement through December 31, 2009. This Agreement was amended on February 11, 2008. Under the CEO Agreement, as amended, Mr. Ghauri is entitled to an annualized base salary of $300,000 and is eligible for annual bonuses at the discretion of the Compensation Committee. In the February 11, 2008 amendment, the Compensation Committee approved the grant of bonuses based on certain benchmarks and accelerators. The bonus of $100,000 is payable if and only if the Company achieves company-wide gross revenues of $32,230,000 for the fiscal year ending June 30, 2008 and an earnings per share of at least $0.22. Additional bonuses may be earned if certain “accelerator goals” are achieved. The bonus is accelerated to 200% of the bonus amount if revenue of $35,000,000 is attained and earnings per share of at least $0.27; and, to 300% if revenue of $40,000,000 is attained and earnings per share of at least $0.32. Once the minimum bonus benchmarks are attained, the additional bonuses may be earned based on a percentage of accelerator goals achieved. The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to two weeks of paid vacation per calendar year and is to receive a car allowance totaling $3,000 per month for the term of the CEO Agreement. The February 11, 2008 amendment grants options to purchase up to 750,000 shares of common stock to be issued from the 2005 Employee Stock Option Plan to vest equally over twenty-four months beginning on the grant date. These options are only granted in the event the minimum bonus benchmark is achieved. The exercise price of the Options will be $2.62 for 250,000 shares and $3.90 for 500,000 shares. Finally, during the term of the CEO Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ghauri, his spouse and dependent family members under the Company's health and related benefit plans.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to our form 10-KSB for the fiscal year ended June 30, 2007.

Employment Agreement with Naeem Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our President of the EMEA Region, Naeem Ghauri. Pursuant to the Employment Agreement between Mr. Ghauri and the Company (the "President EMEA Agreement"), the Company agreed to employ Mr. Ghauri as its President of the EMEA region from the date of the President EMEA Agreement through December 31, 2009. This Agreement was amended on February 11, 2008. Under the President EMEA Agreement, Mr. Ghauri is entitled to an annualized base salary of £122,000 (approximately $247,794 based on the conversion rate on March 12, 2008) and is eligible for annual bonuses at the discretion of the Compensation Committee. In the February 11, 2008 amendment, the Compensation Committee approved the grant of bonuses based on certain benchmarks and accelerators. The bonus of $24,250 is payable if and only if the Company achieves company-wide gross revenues of $32,230,000 for the fiscal year ending June 30, 2008 and an earnings per share of at least $0.22. Additional bonuses may be earned if certain “accelerator goals” are achieved. The bonus is accelerated to 200% of the bonus amount if revenue of $35,000,000 is attained and earnings per share of at least $0.27; and, to 300% if revenue of $40,000,000 is attained and earnings per share of at least $0.32. Once the minimum bonus benchmarks are attained, the additional bonuses may be earned based on a percentage of accelerator goals achieved. The Company retained the right to increase the base compensation as it deems necessary. In addition, Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to two weeks of paid vacation per calendar year and is to receive a car allowance totaling $2,000 per month for the term of the President EMEA Agreement. The February 11, 2008 amendment grants options to purchase up to 525,000 shares of common stock to be issued from the 2005 Employee Stock Option Plan to vest equally over twenty-four months beginning on the grant date. These options are only granted in the event the minimum bonus benchmark is achieved. The exercise price of the Options will be $2.62 for 175,000 shares and $3.90 for 350,000 shares. Finally, during the term of the President EMEA Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ghauri, his spouse and dependent family members under the Company's health and related benefit plans.

The President EMEA Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the President EMEA Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the President EMEA Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the President EMEA Agreement by the Company. Under the President EMEA Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the President EMEA Agreement by Mr. Ghauri.

The above summary of the President EMEA Agreement is qualified in its entirety by reference to the full text of the President EMEA Agreement, a copy of which was filed as an exhibit to our 10-KSB for the fiscal year ended June 30, 2007.

Employment Agreement with Salim Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our President of the APAC Region, Mr. Salim Ghauri. Pursuant to the Employment Agreement between Mr. Ghauri and the Company (the "President APAC Agreement"), the Company agreed to employ Mr. Ghauri as its President APAC from the date of the President APAC Agreement through December 31, 2009. The President APAC Agreement was amended on February 11, 2008. Under the President APAC Agreement, Mr. Ghauri is entitled to an annualized base salary of $225,000 and is eligible for annual bonuses at the discretion of the Compensation Committee. The Company retained the right to increase the base compensation as it deems necessary. In the February 11, 2008 amendment, the Compensation Committee approved the grant of bonuses based on certain benchmarks and accelerators. The bonus of $50,000 is payable if and only if the Company achieves company-wide gross revenues of $32,230,000 for the fiscal year ending June 30, 2008 and an earnings per share of at least $0.22. Additional bonuses may be earned if certain “accelerator goals” are achieved. The bonus is accelerated to 200% of the bonus amount if revenue of $35,000,000 is attained and earnings per share of at least $0.27; and, to 400% if revenue of $40,000,000 is attained and earnings per share of at least $0.32. Once the minimum bonus benchmarks are attained, the additional bonuses may be earned based on a percentage of accelerator goals achieved. The Company retained the right to increase the base compensation as it deems necessary In addition, Mr. Ghauri is entitled to participate in the Company's stock option plans, is entitled to two weeks of paid vacation per calendar year. The February 11, 2008 amendment grants options to purchase up to 525,000 shares of common stock to be issued from the 2005 Employee Stock Option Plan to vest equally over twenty-four months beginning on the grant date. These options are only granted in the event the minimum bonus benchmark is achieved. The exercise price of the Options will be $2.62 for 175,000 shares and $3.90 for 350,000 shares. Finally, during the term of the President APAC Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ghauri, his spouse and dependent family members under the Company's health and related benefit plans.

The President APAC Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the President APAC Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 36 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 36 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the President APAC Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the President APAC Agreement by the Company. Under the President APAC Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the President APAC Agreement by Mr. Ghauri.

The above summary of the President APAC Agreement is qualified in its entirety by reference to the full text of the President APAC Agreement, a copy of which was filed as an exhibit to our Form 10-KSB for the fiscal year ended June 30, 2007.

Employment Agreement with Patti L. W. McGlasson

Effective May 1, 2006, the Company entered into an Employment Agreement with our Secretary and General Counsel, Ms. Patti L. W. McGlasson. Pursuant to the Employment Agreement between Ms. McGlasson and the Company (the "General Counsel Agreement"), the Company agreed to employ Ms. McGlasson as its Secretary and General Counsel from the date of the General Counsel Agreement through April 30, 2008. Under the General Counsel Agreement, Ms. McGlasson was entitled to an annualized base salary of $110,000 and is eligible for annual bonuses at the discretion of the Chief Executive Officer. Effective August 1, 2007, Ms. McGlasson’s annualized salary was raised to $130,000. The Company retained the right to increase the base compensation as it deems necessary. In addition, Ms. McGlasson is entitled to participate in the Company's stock option plans and, is entitled to two weeks of paid vacation per calendar year. Finally, during the term of the General Counsel Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Ms. Ghauri, hers spouse and dependent family members under the Company's health and related benefit plans.

The General Counsel Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 12 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 12 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the President APAC Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2006 on September 27, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2007, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Najeeb Ghauri	100,000	-	2.21	1/1/14
	100,000		3.75	1/1/14
	50,000		5.00	1/1/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	250,000		1.83	6/2/16
	250,000		2.50	6/2/16

Naeem Ghauri	100,000	-	2.21	1/2/14
	100,000		3.75	1/2/14
	50,000		5.00	1/2/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	10,000		2.50	2/16/12
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	250,000		1.83	6/2/16
	250,000		2.50	6/2/16

Salim Ghauri	100,000	-	2.21	1/2/14
	100,000		3.75	1/2/14
	50,000		5.00	3/26/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	20,000		2.50	2/16/12
	374,227		1.94	4/1/15
	500,000		2.91	4/1/15
	250,000		1.83	6/2/16
	250,000		2.50	6/2/16

Tina Gilger	10,000	-	1.86	7/20/15
	10,000		2.79	7/20/15
	20,000		1.65	7/7/15
	20,000		2.25	7/7/15

Patti L. W. McGlasson	10,000	-	3.00	1/1/14
	20,000		2.64	3/26/14
	30,000		5.00	3/26/14
	20,000		1.65	7/7/15
	20,000		2.25	7/7/15

Option Exercises and Stock Vested

Mr. Najeeb Ghauri exercised options to acquire 125,773 shares of common stock of the Company at the exercise price of $1.94 per share during the last fiscal year.

Mr. Naeem Ghauri exercised options to acquire 125,773 shares of common stock of the Company at the exercise price of $1.94 per share during the last fiscal year.

Mr. Salim Ghauri exercised options to acquire 125,773 shares of common stock of the Company at the exercise price of $1.94 per share during the last fiscal year.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include the portion of the executive's base salary that has accrued prior to any termination and not yet been paid and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one time payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2007, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD CAUSE
Base Salary	$878,103	$-	$878,103
Bonus	50,000
Salary Multiple Pay-out	822,250
Bonus or Revenue One-time Pay-Out	292,821
Net Cash Value of Options	1,399,145

Total	$3,442,319	$-	$878,103

Naeem Ghauri, President EMEA

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one time payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2007, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD CAUSE
Base Salary	$675,000	$-	$675,000
Bonus	50,000
Salary Multiple Pay-out	672,750
Bonus or Revenue One-time Pay-Out	292,821
Net Cash Value of Options	1,406,745

Total	$3,097,316	$-	$675,000

Salim Ghauri, President APAC

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one time payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2007, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD CAUSE

Base Salary	$525,000	$-	$525,000
Bonus	50,000
Salary Multiple Pay-out	523,250
Bonus or Revenue One-time Pay-Out	292,821
Net Cash Value of Options	1,414,345

Total	$2,805,416	$-	$525,000

Patti L. W. McGlasson, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control (defined below), she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a one time payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, she shall so notify the Company of her intent.

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2007, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD CAUSE

Base Salary	$110,000	$-	$110,000
Bonus	6,536
Salary Multiple Pay-out	328,900
Bonus or Revenue One-time Pay-Out	146,410
Net Cash Value of Options	136,800

Total	$728,646	$-	$110,000

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company's compensation policies for the fiscal year ended June 30, 2007, other than Najeeb Ghauri, Naeem Ghauri and Salim Ghauri who are executives and directors.

NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	24,500	-	24,500
Shahid Javed Burki	26,750	-	26,750
Mark Caton	8,000	-	8,000
Alexander Shakow (2)	1,333	-	1,333
Jim Moody (3)	11,250	-	11,250
Derek Soper (4)	14,667	-	14,667

(1)	There were no options awarded during fiscal year ended June 30, 2007
(2)	Mr. Shakow joined the board upon his election by the Board of Directors on June 4, 2007.
(3)	Mr. Moody resigned from our Board of Directors effective December 31, 2007.
(4)	Mr. Soper did not stand for re-election to our Board of Directors and his term concluded on June 4, 2007.

Director Compensation Policy

Messrs. Ghauri are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2007

BOARD ACTIVITY	CASH PAYMENTS
Annual Cash Retainer	$10,000
Committee Membership	$2,000
Chairperson for Audit Committee	$15,000
Chairperson for Compensation Committee	$12,000
Chairperson for Nominating and Corporate Governance Committee	$9,000

Members of our Board of Directors are also eligible to receive stock option grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Shakow. During the fiscal year ended June 30, 2007, the Chairman of the Compensation Committee was Mr. Beckert. From June 30, 2006, the Compensation Committee consisted of Mr. Beckert, Mr. Burki, Mr. Moody and Mr. Soper. Mr. Moody resigned effective December 31, 2007. Mr. Moody was replaced on the committee by Mr. Caton. Mr. Soper did not stand for reelection to the board and accordingly, his committee membership concluded on June 4, 2007. There were no other members of the committee during the fiscal year ended June 30, 2007. All current members of the Compensation Committee are "independent directors" as defined under the Nasdaq Marketplace Rules. None of these individuals were at any time during the fiscal year ended June 30, 2007, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Employee Stock Option Plans

The 2001 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 2,000,000 have been granted. The grant prices range between $.75 and $2.50.

The 2002 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 2,000,000 options have been granted. The grant prices range between $.75 and $5.00.

In March 2004, our shareholders approved the 2003 stock option plan. This plan authorizes up to 2,000,000 options to purchase common stock of which 1,189,606 have been granted. The grant prices range between $1.00 and $5.00.

In March 2005, our shareholders approved the 2004 stock option plan. This plan authorizes up to 5,000,000 options to purchase common stock of which 4,998,246 have been granted. The grant prices range between $1.50 and $3.00.

In April 2006, our shareholders approved the 2005 stock option plan. This plan authorizes up to 5,000,000 options to purchase common stock of which 1,780,000 have been granted. The grant prices range between $1.70 and $2.55.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-B and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10-KSB for the year ended June 30, 2007, as previously filed.

Compensation Committee
Mark Caton (Chair)
Eugen Beckert
Shahid Javed Burki
Alexander Shakow

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2008

The Rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2008 annual meeting of stockholders is expected to be held on or about December 1, 2008 and proxy materials in connection with that meeting are expected to be mailed on or about November 1, 2008. The Company must receive stockholder proposals prepared in accordance with the proxy rules between September 1, 2008 and October 1, 2008.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons holding ten percent or more of a registered class of the Company's equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2007, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied with.

Voting Procedures

Tabulation of the Votes: The votes cast by proxy will be tabulated by American Stock Transfer & Trust Company.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-KSB

A copy of NetSol’s Annual Report on Form 10-KSB for the year ended June 30, 2007 which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of the Annual Report are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at www.sec.gov.

Other Matters

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES OR VOTE VIA THE INTERNET PROMPTLY.

     Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NetSol and we would appreciate your vote on the enclosed proxy card or via the Internet through our transfer agent American Stock Transfer & Trust by visiting the www.voteproxy.com site and following the screen instructions. If you plan to vote at the Annual Meeting by proxy, please either sign, date and mail your Proxy in the enclosed envelope or at www.voteproxy.com, as promptly as possible.

Dated: March 28, 2008
Calabasas, California

    BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
       Chairman and CEO

 NETSOL TECHNOLOGIES, INC.
Proxy for the 2008 Annual Meeting of Shareholders to be Held on May 2, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Naeem Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, all of the shares of the Common Stock of NetSol Technologies, Inc., registered in the name of the undersigned on March 14, 2008 with the powers the undersigned would possess if personally present at the 2007 Annual Meeting of Stockholders to be held at the Company’s headquarters located at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302 at 10:00 A.M. local time, on May 2, 2008 and at any adjournment thereof, hereby revokes any proxy or proxies previously given.

1. ELECTION OF DIRECTORS:

FOR all nominees listed below ☐ WITHHOLD AUTHORITY ☐
(except as marked to the contrary to vote for all below)

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee's name below)

Najeeb Ghauri	Naeem Ghauri	Salim Ghauri
Shahid Burki	Eugen Beckert	Mark Caton	Alexander Shakow

☐ For	☐ Against	☐ Abstain

2. RATIFICATION OF APPOINTMENT OF KABANI & COMPANY INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2008-09.

☐ For	☐ Against	☐ Abstain

3. APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 50,000,000 TO 100,000,000.

☐ For	☐ Against	☐ Abstain

4. APPROVAL OF THE NETSOL TECHNOLOGIES, INC. 2008 EQUITY INCENTIVE PLAN

☐ For	☐ Against	☐ Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND, "FOR" PROPOSALS NUMBER 2, 3 AND 4, AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated: __________________________, 2008

______________________________________
(Signature)

______________________________________
(Second signature)

PLEASE DATE AND SIGN ABOVE exactly as your name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.

ANNEX A

NETSOL TECHNOLOGIES, INC.
2008 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

1.1   General.

        The purpose of the NetSol Technologies, Inc. 2008 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of NetSol Technologies, Inc. (the "Company"), by linking the personal interests of its qualified directors, officers, employees and consultants to those of Company shareholders and by providing its qualified directors, officers, employees and consultants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected directors, officers, employees and consultants of the Company and its subsidiaries.

ARTICLE 2
EFFECTIVE DATE

2.1   Effective Date.

        The Plan will become effective on May 2, 2008, subject to approval by the shareholders of the Company. The Plan will be deemed to be approved by the shareholders if it receives the approval of the holders of a majority of the shares of stock of the Company in accordance with the applicable provisions of the Laws of the State of Delaware and the Bylaws of the Company. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan within twelve (12) months of May 2, 2008, any Award previously made pursuant to the Plan shall be automatically canceled without any further act.

ARTICLE 3
DEFINITIONS

3.1   Definitions.

        When appearing in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1, unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)
"Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b)
"Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

(c)
"Board" means the Board of Directors of the Company.

(d)
"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e)
"Committee" means the committee of the Board described in Article 4.

(f)
"Company" means NetSol Technologies, Inc.

(g)
"Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Such disability determination shall be made in accordance with Code section 22(e)(3).

(h)
"Effective Date" has the meaning assigned such term in Section 2.1.

(i)
"Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee.

(j)
"Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(k)
"Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

(l)
"Option" means a right granted to a Participant under the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(m)
"Participant" means a person who, as a director, officer, employee or consultant of the Company or any of its subsidiaries, has been granted an Award under the Plan.

(n)
"Performance Award" means a right granted to a Participant under Article 9 to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee (includes "Performance Shares" and "Performance Units").

(o)
"Performance Share" means a right granted to a Participant under Article 9 to receive shares of Company Stock, the payment of which is contingent upon achieving certain performance goals.

(p)
"Performance Units" means a right granted to a Participant under Article 9 to receive units the value of which is equivalent to $1.00, the payment of which is contingent upon achieving certain performance goals.

(q)
"Plan" means the NetSol Technologies, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time.

(r)
"Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(s)
"Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company as provided in the Company's policies or, if earlier, Social Security normal retirement age.

(t)
"Stock" means the NetSol Technologies, Inc. $.001 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 12.

(u)
"Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR and the grant price of the SAR, as determined pursuant to Article 8.

(v)
"1933 Act" means the Securities Act of 1933, as amended from time to time.

(w)
"1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1   Committee.

        The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of two or more members of the Board who are (i) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors," as such term is defined for purposes of Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

4.2   Action by the Committee.

        For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting who are, at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3   Authority of Committee.

        The Committee has the exclusive power, authority and discretion to:

(a)
Designate Participants;

(b)
Determine the type or types of Awards to be granted to each Participant;

(c)
Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)
Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)
Determine whether, to what extent, and under what circumstances an Award may be granted, or the exercise price of an Award may be paid in (cash, Stock, other Awards, or other property), or an Award may be canceled, forfeited, or surrendered;

(f)
Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)
Decide all other matters that must be determined in connection with an Award;

(h)
Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

(i)
Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

Decisions Binding.

        The Committee is hereby granted discretionary authority to construe and interpret the provisions of the Plan. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1   Number of Shares.

        Subject to adjustment as provided in Section 12.1, the aggregate number of shares of Stock reserved and available for Awards shall be 1,000,000.

5.2   Lapsed Awards.

        To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3   Stock Distributed.

        Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4   Limitation on Number of Shares Subject to Awards.

        Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over any one calendar year period during the term of the Plan shall not exceed 500,000 in the aggregate.

ARTICLE 6
ELIGIBILITY

6.1   General.

        Awards may be granted only to individuals who are directors (including non-employee directors), officers or employees (including employees who also are directors or officers) of or consultants to the Company or to the Company's subsidiaries, as determined by the Committee.

ARTICLE 7
STOCK OPTIONS

7.1   General.

        The Committee is authorized to grant Options to Participants in such amounts as it deems appropriate in its discretion and subject to such conditions and based on such criteria as it may deem advisable (including performance based criteria or conditions) consistent with the other terms of the Plan and the following:

(a)
Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee but shall not be less than the Fair Market Value as of the date of the grant.

(b)
Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)
Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

(d)
Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

(e)
Dividend Equivalents. Any Option may provide for the payment of dividend equivalents to the Participant on a current, deferred or contingent basis or may provide that Dividend Equivalents be credited against the option price. The right to Dividend Equivalents, if so provided, shall be evidenced in the Award Agreement. Any such right shall be structured in a manner that complies with Section 409A of the Code.

7.2   Incentive Stock Options.

        The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Exercise Price. Subject to Section 7.2 (e) below, the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b)
Exercise. Subject to Section 7.2(e) below, in no event may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

(c)
Lapse of Option. An Option shall lapse under the following circumstances:

(1)
A vested Option shall lapse according to the Stock Option Agreement entered into by the Participant and according to this Plan, provided, however, that vested Incentive Stock Options not exercised within three months after the Participant's termination of employment shall be treated as Non-Qualified Stock Options as defined by the Code.

(2)
If the Participant becomes disabled within the meaning of Disability under Section 3.1(g) of the Plan, then the Option will lapse twelve (12) months after employment ceased due to the Disability.

(3)
If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3) or before its original expiration as indicated above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Options or shall die intestate, by the person or persons entitled to receive such Incentive Stock Options under the applicable laws of descent and distribution.

(d)
Individual Dollar Limitation. The aggregate Fair Market Value (determined at the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five (5) years after the date of grant.

(f)
Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the original Effective Date (i.e., April 28, 2008).

(g)
Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h)
Grants only to Employees. Incentive Stock Options may be granted only to employees of the Company.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1   Grant of SARs.

        The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)
Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive all or a percentage of:

(1)
The Fair Market Value of one share of Stock on the date of exercise, minus,

(2)
The grant price of the SAR as determined by the Committee. The grant price of the SAR shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b)
Tandem Awards. SARs may be granted alone or in tandem with options. If a SAR is granted in tandem with an option, the SAR may only be exercised at a time when the related option is exercisable and the difference between the Fair Market Value and the grant price is a positive number. The exercise of the tandem SAR requires the surrender of the related option for cancellation.

(c)
Other Terms. All awards of SARs shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement. The grant of any SAR may include the right to Dividend Equivalents as described in Section 7.1(e).

ARTICLE 9
PERFORMANCE AWARDS

9.1   Grant of Performance Awards.

        The Committee is authorized to grant Performance Awards to Participants on such terms and conditions as may be selected by the Committee (which may include Performance Criteria). The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant. All grants of Performance Awards shall be evidenced by an Award Agreement.

9.2   Right to Payment.

        A grant of Performance Awards gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Awards are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3   Other Terms.

        Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.

        The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.

        Restricted Stock shall be subject to such restrictions as the Committee may choose to impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. An award of Restricted Stock will provide the Participant with voting, dividend and other ownership rights provided in the Award Agreement.

10.3 Forfeiture.

        Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock, that is at that time subject to restrictions, shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from any specified cause, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock.

        Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10A
DEFERRED SHARES

10A.1  Deferred Shares.

        The Committee is authorized to make Awards of Deferred Shares to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. A Deferred Share Award shall entitle the Participant to receive Stock from the Company in the future in consideration for services performed during the Deferral Period. All services required of the Participant for receipt of the Deferred Share shall be evidenced by an Award Agreement.

10A.2  Deferral Period.

        The "Deferral Period" means the time period mandated by the Award Agreement during which specified services are to be performed by the Participant that will merit receipt of the Deferred Shares.

10A.3  Other Conditions.

        The Committee may authorize Dividend Equivalents, defined under Section 7.1(e), to be provided on or after the date of any grant under this Section. During the Deferral Period the Participant has no right to transfer any rights covered by the Award and no right to vote the Stock.

        The grant of any Deferred Shares may require the payment of additional consideration. However, in no case shall the additional consideration exceed the Fair Market Value of the Shares on the date of grant.

ARTICLE 11
PROVISIONS APPLICABLE TO AWARDS

11.1 Stand-Alone, Tandem, and Substitute Awards.

        Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2 Exchange Provisions.

        The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

11.3 Term of Award.

        The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

11.4 Form of Payment for Awards.

        Subject to the terms of the Plan, the Award Agreement or any applicable law, payments or transfers to be made by the Company on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

11.5 Limits on Transfer.

        No right or interest of a Participant in any Award may be encumbered or pledged to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

11.6 Beneficiaries.

        Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.7 Stock Certificates.

        All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

11.8 Acceleration Upon Death or Disability.

        Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.9 Acceleration Upon Certain Events.

        In the event of (i) the commencement of a public tender offer for all or any portion of the Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the shareholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to become fully exercisable, and/or all restrictions on all outstanding Awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

11.10  Performance Criteria.

        Awards other than Options and SARs made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code. For purposes of this Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes ("EBIT"), earnings before taxes ("EBT"), earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDASO"), and net earnings); (c) ethical conduct; (d) market share; (e) earnings per share; (f) growth in earnings or earnings per share; (g) stock price; (h) return on equity or average shareholders' equity; (i) total shareholder return; (j) return on capital; (k) return on assets or net assets; (l) return on investment; (m) revenue; (n) income or net income; (o) operating income or net operating income; (p) operating profit or net operating profit; (q) operating margin; (r) return on operating revenue; (s) overhead or other expense reduction; (t) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in shareholder value relative to the two-year moving average of the Dow Jones Industrial Average; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average shareholders' equity relative to the ten year treasury yield; (bb) capital resource management plan development and implementation; (cc) improved internal financial controls plan development and implementation; (dd) corporate tax savings; (ee) corporate cost of capital reduction; (ff) investor relations program development and implementation; (gg) corporate relations program development and implementation; (hh) executive performance plan development and implementation; and (ii) tax provision rate for financial statement purposes. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No Award (other than Options and SARs) that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

ARTICLE 12
CHANGES IN CAPITAL STRUCTURE

12.1 General.

        In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event of any change in the number of outstanding shares of Stock, the maximum aggregate number of shares of Stock available for Awards shall be adjusted proportionately. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another company, whether through reorganization, recapitalization, stock split, reverse stock split, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged. The Committee shall make such adjustments to the aggregate purchase price for the shares then subject to each Award as it deems necessary or advisable to put Participants in the same relative position after such change in capital structure as before such change.

ARTICLE 13
AMENDMENT, MODIFICATION AND TERMINATION

13.1 Amendment, Modification and Termination.

        With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that no amendment of the Plan may be made without approval of the shareholders of the Company as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or automated quotation system on which the Stock is listed or reported.

13.2 Awards Previously Granted.

        No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14
GENERAL PROVISIONS

14.1 No Rights to Awards.

        No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

14.2 No shareholder Rights.

        No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding.

        The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

14.4 No Right to Employment.

        Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

14.5 Unfunded Status of Awards.

        The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company.

14.6 Indemnification.

        To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Bylaws of the Company or as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship to Other Benefits.

        No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company.

14.8 Expenses.

        The expenses of administering the Plan shall be borne by the Company.

14.9 Titles and Headings.

        The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.10  Gender and Number.

        Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.11  Fractional Shares.

        No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

14.12  Securities Law Compliance.

        With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under the Plan are intended to comply with Rule 16b-3(d) as transactions between the Company and its officers or directors. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.13  Government and Other Regulations.

        The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.14  Governing Law.

        To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of California.